SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE
___________________________________________
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)
________________________________________

JPMORGAN CHASE BANK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)

270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)
____________________________________________

Wachovia Asset Securitization, Inc. 2002-HE2 Trust
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Not Yet Received (I.R.S. employer Identification No.)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware (Address of principal executive offices)	19890 (Zip Code)

__________________________________________________________
Wachovia Asset Securitization, Inc.
Asset-Backed Notes, Series 2002-HE2
(Title of the indenture securities)
_________________________________________________________________

GENERAL

Item 1.	General Information. Furnish the following information as to the trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department
State House
Albany, New York 12110.

Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Federal Reserve Bank of New York
District No. 2
33 Liberty Street
New York, New York

Federal Deposit Insurance Corporation
Washington, D.C. 20429.

(b)	Whether it is authorized to exercise corporate trust powers. The trustee is authorized to execute corporate trust powers

Item 2.	Affiliations with the Obligor and Guarantors. If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation. None.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.

A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

Exhibit 2.

A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

Exhibit 3.	None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

Exhibit 4.	A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

Exhibit 5.	Not applicable.

Exhibit 6.

The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 5th of December, 2002.

JPMORGAN CHASE BANK

By: /s/Michael A. Smith Michael A. Smith Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business September 30, 2002, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts in Millions

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin...........................................................................	$ 17,141
Interest-bearing balances....................................................................	13,564
Securities:
Held to maturity securities.................................................................	408
Available for sale securities................................................................	74,344
Federal funds sold and securities purchased under agreements to resell.........................................................................
Federal funds sold in domestic offices ...............................................	7,094
Securities purchased under agreements to resell ................................	72,512
Loans and lease financing receivables:
Loans and leases held for sale..............................................................	17,153
Loans and leases, net of unearned income............................................	161,915
Less: Allowance for loan and lease losses............................................	3,458
Loans and leases, net of unearned income and allowance.........................................................................................	158,457
Trading Assets.....................................................................................	186,290
Premises and fixed assets (including capitalized leases).....................	6,177
Other real estate owned......................................................................	57
Investments in unconsolidated subsidiaries and associated companies......................................................................	326
Customers' liability to this bank on acceptances outstanding.....................................................................................	281
Intangible assets
Goodwill............................................................................................	2,168
Other Intangible assets......................................................................	3,696
Other assets...............................................................................................	45,403
TOTAL ASSETS....................................................................................	$605,071

LIABILITIES

Deposits
In domestic offices...........................................................................	$167,400
Noninterest-bearing .........................................................................	66,691
Interest-bearing ................................................................................	100,709
In foreign offices, Edge and Agreement subsidiaries and IBF's..................................................................	118,273
Noninterest-bearing..........................................................................	8,445
Interest-bearing ................................................................................	109,828
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices...................................	6,317
Securities sold under agreements to repurchase...............................	105,558
Trading liabilities..............................................................................	126,199
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases).....................................	11,025
Bank's liability on acceptances executed and outstanding...............	304
Subordinated notes and debentures.................................................	7,895
Other liabilities.......................................................................................	25,977
TOTAL LIABILITIES..........................................................................	568,948
Minority Interest in consolidated subsidiaries.......................................	91

EQUITY CAPITAL

Perpetual preferred stock and related surplus......................................	0
Common stock......................................................................................	1,785
Surplus (exclude all surplus related to preferred stock).......................	16,304
Retained earnings..................................................................................	16,560
Accumulated other comprehensive income..........................................	1,383
Other equity capital components.........................................................	0
TOTAL EQUITY CAPITAL..............................................................	36,032

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$605,071

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the
instructions issued by the appropriate Federal regulatory
authority and is true and correct.

WILLIAM B. HARRISON, JR. HANS W. BECHERER LAWRENCE A. BOSSIDY	) ) )	DIRECTORS